As filed with the Securities and Exchange Commission on August 14, 1998

                                                      Registration No. 333-49967

        ----------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                             UNDER COVER OF FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                       -----------------------------------------

                         COMMERCIAL FEDERAL CORPORATION

                         ------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                         Nebraska                            47-0658852
                         --------                          ---------------
                  (State or Other Jurisdiction of          (I.R.S. Employer
                  Incorporation or Organization)           Identification No.)

                             2120 South 72nd Street
                              Omaha, Nebraska 68124
                                 (402) 554-9200

                       ----------------------------------------
                       (Address of Principal Executive Offices)

               First Colorado Bancorp, Inc. 1992 Stock Option Plan First Colorado Bancorp, Inc. 1996 Stock Option Plan

                       -----------------------------------------
                            (Full Title of the Plan)

                         Mr. James A. Laphen, President
                         Commercial Federal Corporation
                             2120 South 72nd Street
                              Omaha, Nebraska 68124

                       -----------------------------------------
                       (Name and Address of Agent For Service)

                                 (402) 390-5361

          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                             Edward D. Herlihy, Esq.
                         Wachtell, Lipton, Rosen & Katz
                                51 W. 52nd Street
                            New York, New York 10019
                                 (212) 403-1000

          Note. This Post-Effective Amendment No. 1 on Form S-8 to the Registrant's Registration Statement on Form S-4 relates to 1,073,967 previously registered shares of the Registrant's common stock (the "Common Stock"), par value $.01 per share, reserved for issuance pursuant to the First Colorado Bancorp, Inc. 1992 Stock Option Plan and the First Colorado Bancorp, Inc. 1996 Stock Option Plan which the Registrant assumed upon consummation of its acquisition of First Colorado Bancorp, Inc. ("First Colorado") pursuant to the Reorganization and Merger Agreement, dated March 9, 1998, by and among the Registrant, Commercial Federal Bank, a Federal Savings Bank, First Colorado, and First Federal Bank of Colorado.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
------   INFORMATION*

      *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the First Colorado Bancorp, Inc. 1992 Stock Option Plan and the First Colorado Bancorp, Inc. 1996 Stock Option Plan (collectively, the "Plans") in accordance with Rule 428(b)(1). In accordance with Rule 424 and in reliance on Rule 428, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements. Commercial Federal Corporation (the "Registrant") will maintain a file of such documents for a period of five years after the date on which such documents are last used as part of the prospectus used to offer or sell shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), pursuant to the Plans. Upon request, the Registrant will furnish the Commission or its staff a copy of any or all documents included in this file.

                                     PART II

                     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
------

      The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Registrant filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Registrant. The address for the Commission's Web site is "http://www.sec.gov".

      The following documents are incorporated by reference in this Registration
Statement:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 as filed with the Commission on September 29, 1997 (Commission File No. 1-11515).

      (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 as filed with the Commission on November 14, 1997 (Commission File No. 1-11515).

      (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 as filed with the Commission on February 17, 1998 (Commission File No. 1- 11515).

      (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, as filed with the Commission on May 15, 1998 (Commission File No. 1-11515).

      (e) The Registrant's Current Report on Form 8-K dated August 18, 1997, as filed with the Commission.

      (f) The Registrant's Current Report on Form 8-K dated September 2, 1997, as filed with the Commission.

      (g) The Registrant's Current Report on Form 8-K dated September 11, 1997, as filed with the Commission.

      (h) The Registrant's Current Report on Form 8-K dated November 18, 1997, as filed with the Commission.

      (i) The Registrant's Current Report on Form 8-K dated December 8, 1997, as filed with the Commission.

      (j) The Registrant's Current Report on Form 8-K dated December 15, 1997, as filed with the Commission.

      (k) The Registrant's Current Report on Form 8-K dated February 11, 1998, as filed with the Commission.

      (l) The Registrant's Current Report on Form 8-K dated March 9, 1998, as filed with the Commission.

      (m) The Registrant's Current Report on Form 8-K dated July 3, 1998, as filed with the Commission.

      (n) The Registrant's Current Report on Form 8-K dated July 31, 1998, as filed with the Commission.

      (o) The Registrant's Current Report on Form 8-K dated August 10, 1998, as filed with the Commission.

      (p) The description of the Registrant's Common Stock set forth in Item 1 of the Registrant's registration statement on Form 8-A dated July 17, 1995.

      ALL DOCUMENTS SUBSEQUENTLY FILED BY THE REGISTRANT PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE 1934 ACT AFTER THE DATE HEREOF AND PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SHARES OF COMMON STOCK OFFERED HAVE BEEN SOLD OR WHICH DEREGISTER ALL SUCH COMMON STOCK THEN REMAINING UNSOLD, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
------

      Not applicable, as the Common Stock is registered under Section 12 of the 1934 Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------

      Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------

      Indemnification of directors and officers of the Registrant is provided under Article VI of the Articles of Incorporation of the Registrant for judgments, fines, settlements, and expenses, including attorney fees incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Article VI of the Registrant's Articles of Incorporation provides that an outside director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director and authorizes the Registrant to indemnify such outside director against monetary damages for such breach to the full extent permitted by law. This provision applies to acts or omissions occurring after the effective date of the amendment, and does not limit liability for (i) any act or omission not in good faith which involves intentional misconduct or a knowing violation of law, (ii) any transaction from which the outside director derived an improper direct or indirect financial benefit, (iii) paying a dividend or approving a stock repurchase in violation of the Nebraska Business Corporation Act or (iv) any act or omission which violates a declaratory or injunctive order obtained by the Registrant or its stockholders. For purposes of Article VI, "outside director" is defined as any member of the Board of Directors who is not an officer or a person who may control the conduct of the Registrant through management agreements, voting trusts, directorships in related corporations or any other device or relationship.

      The Registrant has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to the Registrant of costs incurred by it in indemnifying its directors and officers.

      Under Nebraska law, indemnification of directors and officers may be provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, suit, or proceeding other than an action by or in the right of the Registrant. This applies to any civil, criminal, investigative or administrative action provided that the director or officer involved acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Indemnification of directors and officers may be also provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, or suit by or in the right of the corporation if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter in which such person is adjudged to be liable for negligence or misconduct in the performance of his duties to the corporation unless the court in which the action is brought deems indemnity proper.

      The grant of indemnification to a director or officer shall be determined by a majority of a quorum of disinterested directors, by a written opinion from independent legal counsel, or by the shareholders.

      Indemnification shall be provided to any directors and officers for expenses, including attorney's fees, actually and reasonably incurred in the defense of any action, suit or proceeding to the extent that he or she has been successful on the merits.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------

      Not Applicable.

ITEM 8.  EXHIBITS
------

      For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9.  UNDERTAKINGS
------

      1. The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) If the registrant is a foreign private issuer, file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

      2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on August 14, 1998.

                                       COMMERCIAL FEDERAL CORPORATION

                                       By:           *

                                          ------------------------------
                                          William A. Fitzgerald
                                          Chairman of the Board
                                          and Chief Executive Officer
                                          (Duly Authorized Representative)

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signatures              Title                             Date
      ----------              -----                             ----

      *                       Principal Executive Officer
-----------------------       and Director
William A. Fitzgerald
Chairman of the Board and
Chief Executive Officer

/s/ James A. Laphen           Principal Financial Officer       August 14, 1998
-----------------------
James A. Laphen
President, Chief Operating
  Officer and Chief Financial
  Officer

      *                       Principal Accounting Officer
-----------------------
Gary L. Matter
Senior Vice President,
  Controller and
  Secretary

      *                       Director
-----------------------
Talton K. Anderson

      *                       Director
-----------------------
Michael P. Glinsky

      *                       Director
-----------------------
William A. Krause

      *                       Director
-----------------------
Robert F. Krohn

      *                       Director
-----------------------
Carl G. Mammel

      *                       Director
-----------------------
Robert S. Milligan

      *                       Director
-----------------------
James P. O'Donnell

      *                       Director
-----------------------
Robert D. Taylor

      *                       Director
-----------------------
Aldo J. Tesi



*By: /s/ James A. Laphen                                        August 14, 1998
     --------------------
     James A. Laphen
     Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit     Description
-------     -----------

5.1 Opinion of Wachtell, Lipton, Rosen & Katz as to the validity of the Common Stock being registered

23.1        Consent of Independent Auditors

23.2 Consent of Wachtell, Lipton, Rosen & Katz (included in their opinion filed as Exhibit 5.1)

24.1 Power of Attorney (contained in the signature page to the Registration Statement on Form S-4 as filed with the Commission on April 10, 1998)

99.1        First Colorado Bancorp, Inc. 1992 Stock Option Plan *

99.2        First Colorado Bancorp, Inc. 1996 Stock Option Plan*


-----------------------
* Incorporated by reference to the Annual Report on Form 10-K for the year ended December 31, 1996 of First Colorado Bancorp, Inc. (Commission File No. 0-27126).